Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

C. Steven Sjogren, Chairman, President and Chief Executive Officer and Glen A. Miller, Vice President and Chief Financial Officer of Ben Franklin Financial, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the annual report of the Company on Form 10-KSB for the year ended December 31, 2006 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 29, 2007	/s/ C. Steven Sjogren
Date	C. Steven Sjogren
Chairman, President and Chief Executive Officer

March 29, 2007	/s/ Glen A. Miller
Date	Glen A. Miller
Vice President and Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Ben Franklin Financial, Inc. and will be retained by Ben Franklin Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.